                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/X/  Soliciting Material Pursuant to Section 240.14a-12

                          Del Global Technologies Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

[LOGO] DEL GLOBAL TECHNOLOGIES

                                    IMPORTANT
                                                                  April 29, 2003

Dear Valued Shareholder:

Enclosed with this letter is information about Del Global Technologies' Annual Meeting of Shareholders, which will be held on May 29, 2003. We urge you to read the material carefully.

We believe it is important for you to know that:

     o Your new management and Board of Directors represents a clean break from the past and has restored integrity to the business

     o The Company is now stable and better positioned for growth than at any time in its history

     o The Company has assembled five nominees for its Board of Directors with outstanding industry and leadership experience who are committed to the long-term success of the Company

     o Our new corporate governance structure is consistent with the best practices in Corporate America

A dissident shareholder group, Steel Partners II, L.P., has filed a preliminary proxy statement and announced its intention to begin a hostile proxy contest. You may already have received a mailing from them. We believe this is a poorly disguised attempt to take control of your Company at a cheap price. Based on Steel Partners' track record and their lack of a plan for managing the Company, we believe its nominees will simply support Steel's short-term interests and not the interests of other shareholders.

     YOUR BOARD OF DIRECTORS OPPOSES STEEL PARTNERS' PROXY SOLICITATION. WE STRONGLY URGE YOU TO REJECT STEEL PARTNERS' NOMINEES BY VOTING FOR DEL'S DIRECTOR NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

Protect your investment. Please disregard any materials you receive from Steel Partners. Do not return any GOLD proxy cards sent to you by Steel Partners. Remember that your vote is very important. Sign, date and mail the enclosed WHITE proxy card TODAY.

THE TURNAROUND
Over the last two years your new management team has restored financial and operational stability to the business, changed the entire leadership of the Company, and created a sound platform to rebuild liquidity, return to profitability and improve shareholder value.

During this period, we settled the shareholder class action litigation, achieved a substantial recovery for class participants and reached an agreement in principle with the SEC to settle claims related to the investigation into financial statements filed by the previous management.

We are on track to re-list the stock, which we believe is one of the more important things we can do to improve shareholder value, and have started the process to register the warrants from the shareholder class action suit, which will enable class participants and shareholders to realize the value of those securities.

The corporate governance standards and business ethics policies now in place are among the most advanced in the country. These are included in the enclosed Proxy Statement. Four out of five of the Directors we have nominated are independent. The positions of Chairman and Chief Executive Officer are separate; only independent Directors will sit on each Board committee.

Finally, we have now been able to attract an extremely well qualified Board of Directors to build on our momentum and guide the future strategic direction of the Company. Your Board's candidates have extensive industry and leadership experience. We believe they are best qualified to enhance your long-term investment in Del Global. We urge you to vote for our nominees and support our program to improve shareholder value. The nominees are:

                      One Commerce Park, Valhalla, NY 10595
                      914-686-3600        www.delglobal.com

Letter to Shareholders                                                    Page 2
April 29, 2003

FRANK J. BRADY. Co-founder and pro bono chairman of the Board of Trustees for Medical Missions for Children. Frank spent his professional career in the international market; after selling his business to General Electric Company of France (CGE) -- a $40 billion holding company, he joined the corporate staff of the Chairman of the Board and organized consortiums to pursue contracts in third world countries. He later left CGE to form a partnership with Nissho Iwai, a $40 billion Japanese trading company, to pursue similar third world development projects. He also founded the School of Diplomacy and International Relations at Seton Hall University in alliance with the United Nations.

GLENDA K. BURKHART. Partner of Deltech Consulting Group, a management consulting firm. Previously, Glenda was Vice President of Operations and Planning for the Andrew W. Mellon Foundation and held executive management positions with Readers' Digest Association, Millipore Corporation and Exxon Chemical.

EDGAR J. SMITH, JR. Former Vice President, General Counsel and Secretary of both Witco Corporation and General Signal Corporation, two large NYSE companies. Mr. Smith has extensive experience as Chief Legal Officer in corporate law, governance, and regulatory matters.

STEPHEN N. WERTHEIMER. Managing Member of W Capital Management, LLC, a firm that specializes in the acquisition and management of portfolios of private equity investments acquired from corporations and institutions in the secondary market. Previously he held executive management positions at Bank America, First Chicago, PaineWebber and CRT Capital Group.

SAMUEL E. PARK. President and Chief Executive Officer of Del Global Technologies Corp. Previously he was President of Hibernian Consulting Group and held executive management positions with United Utilities, Ltd., General Signal Corporation and General Electric Company.

ALL FIVE OF THESE DIRECTORS ARE RUNNING FOR ELECTION AT THE ANNUAL MEETING ON MAY 29, 2003 AND ARE STRONGLY COMMITTED TO BUILD VALUE FOR YOU. WE URGE YOU TO ELECT THESE INDIVIDUALS BY VOTING FOR THEM ON PROPOSAL 1 ON THE ENCLOSED WHITE PROXY CARD.

In contrast to Del's highly qualified director nominees, we believe Steel Partners' nominees lack the proper industry experience and business plan to look after your best long-term interests.

THE KEY QUESTION
Ask yourself this question: Do you want your investment managed by a Board of Directors that will look out for your long-term best interests or do you want to be represented by "single purpose" Directors who can be expected to support the short-term demands of Steel Partners?

We believe that Del Global Technologies has reached a significant turning point and has established strong financial momentum. We believe the best way to continue this momentum, and to enhance the value of your investment, is to elect our Director nominees.

Your vote is crucial -- it will determine the future direction of your Company.

                    PLEASE VOTE FOR DEL'S DIRECTOR NOMINEES.
            SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY.

On Behalf of the Board of Directors,

Sincerely,

/s/ Samuel E. Park

Samuel E. Park
President and Chief Executive Officer

Letter to Shareholders                                                    Page 3
April 29, 2003

Statements about future results made in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and the current economic environment. The Company cautions that these statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict including, but not limited to, the ability of the Company to implement its business plan, management changes, changing industry and competitive conditions, obtaining anticipated operating efficiencies, securing necessary capital facilities, favorable determinations in various legal and regulatory matters and favorable general economic conditions. Actual results could differ materially from those expressed or implied in the forward-looking statements. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company's filings with the Securities and Exchange Commission.

Del Global filed with the Securities and Exchange Commission a definitive proxy statement relating to the solicitation of proxies with respect to the Del Global 2003 Annual Meeting of Shareholders. Del Global will file with the Commission, and may file other proxy solicitation materials. Investors and security holders are urged to read the proxy statement and any other proxy solicitation materials (when they become available) because they will contain important information.

Del Global and the Directors and certain of the executive officers of Del Global may be deemed to be participants in the solicitation of proxies in respect of electing the Board of Directors of Del Global at the 2003 Annual Meeting of Shareholders. Additional information with respect to the beneficial ownership of those executive officers and Directors of Del Global common stock is set forth in the definitive proxy statement filed by Del Global with the Commission.

Investors and security holders may obtain a free copy of the preliminary proxy statement and other documents filed by Del Global with the Commission at the Commission's website at http://www.sec.gov. You may also access a copy of Del Global's definitive proxy statement by accessing http://www.delglobal.com. In addition, you may obtain a free copy of the definitive proxy statement by contacting Georgeson Shareholder Communications, Inc. toll free at (800) 545-1782 (banks and brokers call collect at (212) 440-9800).

Letter to Shareholders                                                    Page 4
April 29, 2003


                                  HOW TO VOTE:

              YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW
                                 SHARES YOU OWN

--------------------------------------------------------------------------------

1. If your shares are registered in your own name, please sign, date and mail the enclosed WHITE Proxy Card to Georgeson Shareholder Communications Inc. in the postage paid envelope provided today.

2. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a WHITE Proxy Card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed WHITE Proxy Card in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a WHITE Proxy Card to be issued representing your shares.

3. After signing the enclosed WHITE Proxy Card do not sign or return the Gold proxy card. Remember -- only your latest dated proxy will determine how your shares are to be voted at the meeting. IF YOU VOTED A GOLD PROXY CARD AND WANT TO CHANGE YOUR VOTE, YOU CAN DO SO NOW BY SENDING IN THIS WHITE PROXY CARD.

4. If you have any questions or need further assistance in voting your shares, please contact our proxy solicitor.


                          [LOGO] GEORGESON SHAREHOLDER

                           17 State Street, 10th Floor
                               New York, NY 10004
                        Banks and Brokers (212) 440-9800
                   SHAREHOLDERS CALL TOLL FREE (800) 545-1782
--------------------------------------------------------------------------------